UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Triad Hospitals

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The following article appears in the Brownwood Regional Physician Newsletter, dated April 20, 2007:

CEO Corner

On the many fishing trips that my late grandfather took me, he always said, “leave the campsite better than you found it,” and we always did. In applying this same analogy to Brownwood Regional Medical Center and its current leaseholder, an affiliate of Triad Hospitals, Inc., I believe that Denny Shelton, Chairman and CEO of Triad Hospitals, Inc., can definitely proclaim that he and his team are leaving our community hospital in “much better shape than he found it” almost 8 years ago.

After attempting to “take Triad Private” in February, a last minute bid by Community Health Systems, Inc. (CHS) was accepted by the Triad Board of Directors. The sale of the company is a “merger” of the two companies. The merger of Triad Hospitals and CHS is expected to be complete by the third quarter of 2007. Following the closing, BRMC will become one of 135 hospitals controlled by CHS across the country. The new company will have 17 hospitals in the Texas market, and will be the largest publicly traded hospital company in the U.S.

Although few details about how CHS intends to operate this large company have been made, CHS has a great deal of experience in managing hospitals in markets like Brownwood. Last week, I had the pleasure of meeting Wayne Smith, President, CHS, and presenting to him and his leadership team the many success stories and the challenges that confront BRMC. The presentation was well received.

I do not anticipate any major changes for BRMC as a result of this merger. CHS has stated that they want to retain our local leadership team. In addition, they have stated they are committed to capitalizing our needs for new and replacement equipment and projects. I will provide you with more information as the transition continues.

Sincerely,

/s/ Matthew T. Maxfield

Matthew T. Maxfield

CEO

Important Information

In connection with the proposed merger, Triad has filed a preliminary proxy statement and plans to file with the Securities and Exchange Commission a definitive proxy statement. The proxy statement that Triad plans to file with the Securities and Exchange commission and mail to stockholders will contain information about Triad, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from Triad by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Triad, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from Triad at www.triadhospitals.com or by directing such request to Triad Hospitals, Inc., 5800 Tennyson Parkway, Plano, Texas 75024, Attention: Investor Relations.

Triad and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Triad’s participants in the solicitation is set forth in Triad’s proxy statement and Annual Report on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.